Exhibit 99.1

For further information:

David A. Crittenden

Chief Financial Officer

DCrittenden@goutsi.com

(586) 467-1427

Universal Truckload Services, Inc. Proposes Corporate Name Change to Universal Logistics Holdings, Inc.

Warren, MI – February 25, 2016 — Universal Truckload Services, Inc. (NASDAQ: UACL), a leading asset-light provider of customized transportation and logistics solutions, today announced that it plans to seek shareholder approval to change its name to Universal Logistics Holdings, Inc. at its Annual Meeting of Shareholders to be held April 28, 2016.

The name change reflects the evolution of Universal from an over-the-road trucking business into an asset-light provider of a host of customized transportation and logistics solutions throughout the United States, Mexico, Canada and Colombia, including transportation, value-added, and intermodal services. The name Universal Logistics Holdings, Inc. was selected as an appropriate name for the parent company that not only encompasses its current operations but also provides a platform for future opportunities. The Company’s core businesses will retain their current branding.

“Our proposed name change to Universal Logistics Holdings, Inc. is a continuation of our efforts to re-name and rebrand our enterprise,” said Jeff Rogers, chief executive officer of Universal. “We want to emphasize the first word in the Company’s name, Universal, while adopting a name that conveys more clearly the parent company’s role of providing a platform for a broad range of customer services by our operating subsidiaries.”

In accordance with Securities and Exchange Commission (SEC) regulations, Universal plans to file a preliminary proxy statement with the SEC in March 2016 that includes, among other things, a proposal to amend the company’s Restated Articles of Incorporation to change the Company’s name. Universal also expects to file its definitive proxy statement with the SEC a few weeks after it files the preliminary proxy statement.

Subject to receipt of shareholder approval at the Annual Meeting of Shareholders and completion of other legal formalities, Universal Truckload Services, Inc. will change its name to Universal Logistics Holdings, Inc.

After the new name is formally adopted, the Company plans to change its NASDAQ ticker symbol from “UACL” to “ULH” and will announce the date trading under the new symbol will commence.

Important Additional Information

In connection with its Annual Meeting of Shareholders to be held April 28, 2016 (the “2016 Annual Meeting”), Universal will file a proxy statement and other documents with the SEC regarding the matters to be acted upon at the 2016 Annual Meeting, including the name change proposal, and will mail a definitive proxy statement and proxy card to each shareholder of record entitled to vote at the 2016 Annual Meeting. Shareholders are urged to read the proxy statement and any other relevant documents when they become available because they will contain important information. When they are available, the proxy statement and other documents relating to the matters to be acted upon at the 2016 Annual Meeting, including the name change proposal, can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from Universal at its website: www.goutsi.com, under “Investor Relations – SEC Filings” (which website is not incorporated herein by reference). Universal and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the 2016 Annual Meeting. Information regarding the interests of the directors and executive officers is set forth in public filings filed by Universal with the SEC, including its proxy statement relating to the 2015 Annual Meeting of Shareholders filed on March 30, 2015, and also will be set forth in its proxy statement relating to the 2016 Annual Meeting.

About Universal:

Universal Truckload Services, Inc. is a leading asset-light provider of customized transportation and logistics solutions throughout the United States, and in Mexico, Canada and Colombia.  We provide our customers with supply chain solutions that can be scaled to meet their changing demands and volumes.  We offer our customers a broad array of services across their entire supply chain, including transportation, value-added and intermodal services.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements.  These statements identify prospective information.  Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described.  Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company’s reports and filings with the Securities and Exchange Commission.  The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.